CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803

                            TELEPHONE:(516) 933-9781
                            FACSIMILE; (516) 827-1203




EXHIBIT  23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


To  the  Board  of  Directors
FoneCash,  Inc.

As the independent public accountant, I hereby consent to the incorporation by reference in this registration statement of my Quarterly Report on Form 10-QSB, filed on June 8, 2001, for the three months ended March 31, 2001 and to all references to my Firm included in this report.



Stewart  H.  Benjamin
Certified  Public  Accountant,  P.C.

Plainview,  New  York
June  27,  2001